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                                                                     EXHIBIT 24

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        WHEREAS, Lucent Technologies Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements (on Form S-3, Form S-4, Form S-8 or any other appropriate Form) with respect to the issuance of common shares, par value $.01 per share, of the Company (including the related Preferred Share Purchase Rights), in connection with the acquisition by the Company of Spring Tide Networks, Inc.; and

        WHEREAS, the undersigned is a director and/or officer of the Company, as indicated below his or her signature:

        NOW, THEREFORE, the undersigned hereby constitutes and appoints Deborah
C. Hopkins and James S. Lusk and each of them, as attorneys for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file any such registration statement with respect to the above-described common shares and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 4th day of August, 2000.



By: /s/ Paul A. Allaire                     By: /s/ Betsy S. Atkins
    Paul A. Allaire                             Betsy S. Atkins
    Director                                    Director


By: /s/ Carla A. Hills                      By: /s/ Richard A. McGinn
    Carla A. Hills                              Richard A. McGinn
    Director                                    Chairman of the Board
                                                and Chief Executive
                                                Officer




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By: /s/ Paul H. O'Neill                     By: /s/ Henry B. Schacht
    Paul H. O'Neill                             Henry B. Schacht
    Director                                    Director


By: /s/ Franklin A. Thomas                  By: /s/ John A. Young
    Franklin A. Thomas                          John A. Young
    Director                                    Director


By: /s/ Deborah C. Hopkins                  By: /s/ James S. Lusk
    Deborah C. Hopkins                          James S. Lusk
    Executive Vice President                    Senior Vice President
    and Chief Financial                         and Controller
    Officer